Exhibit 10.8

STOCKHOLDERS AGREEMENT

by and among

SUNSHINE SILVER MINING & REFINING COMPANY

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of May 10, 2026

TABLE OF CONTENTS

		Page
ARTICLE 1

DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Interpretive Provisions	4

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01.	Existence; Authority; Enforceability	5
Section 2.02.	Absence of Conflicts	5
Section 2.03.	Consents	5

ARTICLE 3

GOVERNANCE

Section 3.01.	Board of Directors	6
Section 3.02.	Actions Requiring Consultation with Ospraie	7
Section 3.03.	Actions that Require Independent Director Approval	8
Section 3.04.	Information; Duties	8

ARTICLE 4

TRANSFERS OF SHARES

Section 4.01.	Rights and Obligations of Affiliate Stockholders	8

ARTICLE 5

GENERAL PROVISIONS

Section 5.01.	Further Assurances	9
Section 5.02.	Assignment; Benefit	9
Section 5.03.	Freedom to Pursue Opportunities	9
Section 5.04.	Termination	10
Section 5.05.	Subsequent Acquisition of Shares; Other Activities	10
Section 5.06.	Severability	10
Section 5.07.	Entire Agreement	11
Section 5.08.	Amendment	11
Section 5.09.	Waiver	11

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STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of May 10, 2026 and effective as of the closing of the IPO (the “Effective Time”), is made by and among Sunshine Silver Mining & Refining Company, a Delaware corporation (the “Company”), and the stockholders that are or become signatories hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company is proposing to sell Company Shares to the public in an initial public offering (the “IPO”);

WHEREAS, the Company, Electrum Silver US LLC (“Electrum”) and Ospraie Real Assets Fund LP (“Ospraie”) are party to that certain Note Conversion and Cancellation Agreement, effective as of July 15, 2025 (the “Existing Agreement”), which grants certain governance-related rights to Ospraie, including provisions relating to board representation and observer rights, consultation rights, preemptive rights, and financial statement delivery obligations;

WHEREAS, the Company, Electrum and Ospraie have entered into a termination letter dated as of the date hereof, pursuant to which the Existing Agreement shall be terminated and shall be of no further force or effect, effective as of the closing of the IPO;

WHEREAS, the Company and Electrum have entered into a separate agreement on or about the date hereof (the “Electrum Stockholders Agreement”) providing for certain rights and obligations of Electrum and the Company; and

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has approved this Agreement providing for certain rights and obligations of the Stockholders and the Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.   Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affected Stockholder” has the meaning set forth in Section 5.08.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; it being understood and agreed that, for purposes hereof, (i) each Electrum Party shall be deemed to be an Affiliate of every other Electrum Party, (ii) neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of any Stockholder, and (iii) no Stockholder shall be deemed to be an Affiliate of any other Stockholder.

“Agreement” has the meaning set forth in the preamble.

“Beneficial Ownership” (and derivative terms) means beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Change of Control” means any transaction or series of related transactions (whether by merger, consolidation or sale or transfer of the Company Shares or otherwise) as a result of which a Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) that is not one of the Electrum Parties (or any of their Affiliates or any officer, director, or employee of any of the Electrum Parties or their Affiliates) obtains (i) Beneficial Ownership of Company Shares which represent more than 50% of the combined voting power of the then outstanding Company Shares or (ii) ownership of all or substantially all of the assets of the Company and its subsidiaries (including stock of its subsidiaries) on a consolidated basis.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company, par value $0.001 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Contract” means any mortgage, charge, indenture, lease, contract, agreement, instrument, bond or note.

“Directed Opportunity” has the meaning set forth in Section 5.03(a).

“Director” means a member of the Board of Directors.

“Effective Time” has the meaning set forth in the preamble.

“Electrum” has the meaning set forth in the recitals.

“Electrum Parties” means, collectively, Electrum and Electrum Silver US II LLC and any Affiliates of the foregoing to whom Company Shares are Transferred by a stockholder after the date hereof in accordance with the Electrum Stockholders Agreement.

“Electrum Stockholders Agreement” has the meaning set forth in the recitals.

“Equity Securities” means the Company Shares and any other securities of the Company that are entitled to vote in the election of Directors.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Existing Agreement” has the meaning set forth in the recitals.

“Governing Documents” means the third amended and restated certificate of incorporation of the Company, as amended or modified from time to time, and the amended and restated bylaws of the Company, as amended or modified from time to time.

“Indemnified Liabilities” has the meaning set forth in Section 5.19(a).

“Indemnified Parties” has the meaning set forth in Section 5.19(a).

“IPO” has the meaning set forth in the recitals.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) attending meetings in person or by proxy for purposes of obtaining a quorum, (ii) voting or providing a proxy with respect to the Company Shares, (iii) causing the adoption of stockholders’ resolutions and amendments to the Governing Documents, (iv) causing Directors (to the extent such Directors were nominated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (v) executing agreements and instruments, and (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (vii) ensuring that applicable provisions are included in any proxy statement prepared by management of the Company in connection with the solicitation of proxies for any meeting of stockholders of the Company.

“Ospraie” has the meaning set forth in the recitals

“Parties” means the Company and the Stockholders party to this Agreement, including any Permitted Transferee who becomes a Party pursuant to Section 4.01 or Section 5.02.

“Permitted Transferee” means in the case of any Stockholder, an Affiliate of such Stockholder.1

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

1 Note to Ospraie: Language already included in the Parties definition above.

“Rights” mean, when used with respect to a Person, securities of such Person (which may include equity securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into equity securities of such Person (with or without consideration) or that carry any right to subscribe for or acquire equity securities or securities exercisable, convertible or exchangeable for or into equity securities of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Specified Party” has the meaning set forth in Section 5.03(a).

“Stockholder” and “Stockholders” have the meaning set forth in the preamble.

“Stockholder Indemnitor” has the meaning set forth in Section 5.19(b).

“Transfer” means (a) a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Company Shares, or any legal or beneficial interest therein, including the grant of an option or other right or the grant of any interest that would result in a Stockholder no longer having the power to vote, or cause to be voted, such Stockholder’s Company Shares, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law or (b) any agreement to take or commit to any of the foregoing actions; and “Transferred,” “Transferee,” “Transferor,” and “Transferability” shall each have a correlative meaning.  For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement.  For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, which has substantial assets in addition to Company Shares shall not constitute a “Transfer” of Company Shares for purposes of this Agreement.

Section 1.02.   Other Interpretive Provisions.

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)          The term “including” is not limiting and means “including without limitation.”

(d)          The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)          Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself, to each other Party that:

Section 2.01.   Existence; Authority; Enforceability.  Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.02.   Absence of Conflicts.  The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.03.   Consents.  Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE 3

GOVERNANCE

Section 3.01.   Board of Directors.

(a)          From and after the Effective Time, Ospraie shall have the right, but not the obligation, to nominate one individual for election to the Board of Directors so long as Ospraie Beneficially Owns in the aggregate a number of Company Shares equal to at least 5% of the then outstanding Company Shares.  If Ospraie Beneficially Owns in the aggregate a number of Company Shares equal to less than 5% of the then outstanding Company Shares, Ospraie shall not have the right pursuant to this Section 3.01(a) to nominate any individuals to be elected to the Board of Directors.  In the event that Ospraie has not nominated one individual for election to the Board of Directors pursuant to this Section 3.01(a), Ospraie shall have the right, at any time, to nominate such individual, in which case the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the election of such individual and (B) elect such individual nominated by Ospraie to such newly created directorship.

(b)          Each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, to take all Necessary Action within its control to cause the Board of Directors to be constituted as set forth in this Section 3.01 (including electing or removing individuals nominated pursuant to Section 3.01(a) and filling any vacancies created by reason of death, disability, retirement, removal or resignation of an individual nominated by Ospraie with a new individual nominated by such Person) and to cast all votes to which such Stockholder is entitled in respect of its Company Shares, whether at any annual or special meeting, so as to cause to be elected to the Board of Directors the persons nominated pursuant to this Section 3.01.  The Company agrees with each of the Stockholders, individually and not jointly, to use its best efforts to include in the slate of nominees recommended by the Board of Directors those individuals nominated pursuant to this Section 3.01, and to use its best efforts to cause the election of each such individual to the Board of Directors, including nominating such individuals to be elected as Directors.

(c)          In addition, each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company) to cast all votes to which such Stockholder is entitled in respect of its Company Shares, whether at any annual or special meeting, so as to cause to be elected to the Board of Directors the persons nominated by Electrum pursuant to the Electrum Stockholders Agreement.

(d)          The Company shall reimburse each Director nominated pursuant to Section 3.01(a) for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof.

(e)          To the extent that the number of Directors that Ospraie is entitled to nominate pursuant to this Section 3.01 is reduced, Ospraie shall cause the required number of Directors to promptly resign from the Board of Directors and any vacancies resulting from such resignation shall be filled by the Board of Directors in accordance with the Governing Documents and SEC rules and applicable listing standards then in effect.

(f)          Notwithstanding anything to the contrary in this Section 3.01(f), in the event that the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination, election or appointment of a particular nominee pursuant to this Section 3.01 would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any requirements of the Company’s Governing Documents and corporate governance guidelines, or the charter or related guidelines of any committee of the Board of Directors responsible for nominating members of the Board of Directors, then the Board of Directors shall inform Ospraie of such determination in writing and explain in reasonable detail the basis for such determination and Ospraie shall have the right, but not the obligation, to designate another individual for nomination, election or appointment to the Board of Directors (subject in each case to this Section 3.01(f)), and the Board of Directors and the Company shall take all of the actions required by this Section 3.01 with respect to the election or appointment of such substitute nominee.

Section 3.02.   Actions Requiring Consultation with Ospraie.  In addition to any other approval required by the Governing Documents or by applicable law, and until such time as Ospraie no longer owns at least 5% of the then outstanding Company Shares, the Company and its subsidiaries shall not take any of the following actions without prior consultation with Ospraie and providing the opportunity for Ospraie to comment; provided that the Company, its officers or the Board of Directors, as the case may be, shall not be required to accept any such comments; and provided further that the parties agree that approval by the Director nominated by Ospraie shall be sufficient to demonstrate that such prior consultation with Ospraie has occurred:

(a)          Number of Members of the Board of Directors.  Increase or decrease the number of members of the Board of Directors.

(b)          Certain Distributions.  Make any dividends, distributions or other payments in respect of any Equity Securities.

(c)          Equity Issuances.  Issue any Equity Securities or securities exercisable or convertible into Equity Securities (except for grants of restricted stock or other equity compensation awards to employees, directors or consultants or securities issuable upon the exercise of warrants outstanding as of the date hereof).

(d)          Certain Equity Repurchases.  Repurchase or redeem any Equity Securities (other than repurchases of such securities held by the Company’s employees in connection with a termination of employment and cash settlement of any outstanding options or warrants to purchase Equity Securities or other Rights issued pursuant to any incentive stock or other plan or Contract of the Company for the benefit of its employees, directors or consultants).

(e)          Changes in Capital Structure.  Effect any stock split, stock recapitalization, stock reclassification or similar transaction involving Equity Securities.

(f)          Change of Control.  Enter into or effect a Change of Control.

(g)          Changes to the Governing Documents.  Amend, modify or repeal the Governing Documents.

Section 3.03.   Actions that Require Independent Director Approval.  In addition to any other approval required by the Governing Documents or by applicable law, the Company shall not, without approval by a majority of the Directors who qualify as an “independent director” pursuant to SEC rules and applicable listing standards as determined by the Board of Directors, take any of the following actions:

(a)          Changes to this Agreement.  Make any amendment, modification, supplement, waiver or termination that adversely affects the rights of the Company under this Agreement, imposes additional obligations on the Company, or amends or modifies Section 3.01, Article 5, and any corresponding definitions in Article 1.

Section 3.04.   Information; Duties.

(a)          The Company and the Stockholders agree that the Directors nominated by Ospraie may share confidential, non-public information about the Company with Ospraie and its Affiliates, provided that such Parties agree to keep such information confidential (except as may be required by law or applicable listing standards then in effect) and agree to comply with all applicable securities laws in connection therewith.

(b)          The Company and the Stockholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the Stockholders (in their capacity as Stockholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or the other Stockholders or any other stockholders of the Company and may act exclusively in its and its Affiliates’ own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

ARTICLE 4

TRANSFERS OF SHARES

Section 4.01.   Rights and Obligations of Affiliate Stockholders.  Any Transfer of Company Shares to any Affiliate of a Stockholder shall be permitted hereunder only if such Affiliate agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the Transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Stockholder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such Transferor in respect of the Company Shares.

ARTICLE 5

GENERAL PROVISIONS

Section 5.01.   Further Assurances.  The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof.  Each of the Company and the Stockholders shall take or cause to be taken all lawful action necessary to ensure at all times that the Governing Documents are not at any time inconsistent with the provisions of this Agreement.  In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 5.02.   Assignment; Benefit.  The rights and obligations hereunder shall not be assigned without the prior written consent of the Company and the Stockholders then owning a majority of the Company Shares then owned by all of the Stockholders, except in connection with a Transfer of Company Shares to an Affiliate in compliance with Article 4.  Any assignment of rights or obligations in violation of this Section 5.02 shall be null and void.  This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns. Notwithstanding anything herein to the contrary, no Stockholder shall be restricted pursuant to this Agreement from Transferring some or all of such Stockholder’s Company Shares without the assignment of such Stockholder’s rights or obligations hereunder in respect to such Company Shares to one or more third party(ies) that is not an Affiliate of such Stockholder and in such case, such Transferee shall not be entitled to the Transferor’s rights hereunder or be subject to the Transferor’s obligations hereunder in respect to such Company Shares and such Transferee shall not become a Party under this Agreement.

Section 5.03.   Freedom to Pursue Opportunities.

(a)          To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to Ospraie or any of its officers, directors, agents, shareholders, members, partners, Affiliates and subsidiaries (other than the Company and its subsidiaries) (each, a “Specified Party”), even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a Director or officer or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries.  Notwithstanding the foregoing, a Specified Party who is a Director or officer of the Company and who is offered a business opportunity in his or her capacity as a Director or officer of the Company (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Section 5.03 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another Person.

(b)          Neither the amendment nor repeal of this Section 5.03, nor the adoption of any provision of the Governing Documents, nor, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

(c)          If any provision or provisions of this Section 5.03 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 5.03 (including, without limitation, each portion of any paragraph of this Section 5.03 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Section 5.03 (including, without limitation, each such portion of any paragraph of this Section 5.03 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

(d)          This Section 5.03 shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Company under this Agreement, the Certificate of Incorporation or applicable law.

Section 5.04.   Termination.  This Agreement shall terminate on the first day that none of the Stockholders has the right to nominate a Director pursuant to Section 3.01; provided that termination of this Agreement shall not relieve any Party for liability for any breach of this Agreement prior to such termination.  Ospraie shall have the right to unilaterally terminate Ospraie’s right to nominate a director under Section 3.01 of this Agreement by delivering a written notice to the Company.  Ospraie shall have the right to unilaterally terminate Section 3.02 of this Agreement by delivering a written notice to the Company.

Section 5.05.   Subsequent Acquisition of Shares; Other Activities.  Any Company Shares acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

Section 5.06.   Severability.  Except as set forth with greater specificity in Section 5.03(c), in the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 5.07.   Entire Agreement.  This Agreement, the Governing Documents and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof and, as of the Effective Time, supersede the Existing Agreement and any other prior agreement or understanding among them with respect to the matters referred to herein.

Section 5.08.   Amendment.  This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 5.04) except with the written consent of the Stockholders then owning a majority of the Company Shares then owned by all of the Stockholders; provided that any amendment, modification, supplement, waiver or termination that materially and adversely affects the rights of any Stockholder under this Agreement disproportionately vis-à-vis any other Stockholder (each an “Affected Stockholder”) will not be binding against any Affected Stockholders without the written consent of Affected Stockholders holding a majority of the then outstanding Company Shares then held by all Affected Stockholders.

Section 5.09.   Waiver.  Except as set forth in Section 5.08, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed.  Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

Section 5.10.   Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 5.11.   Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company and Ospraie at the address set forth below:

(a)	if to the Company, to:

Sunshine Silver Mining & Refining Company
2209 Big Creek Rd, Kellogg, Idaho 83837
Attention: Michelle Shepston
Email: mshepston@silveropp.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, New York, NY 10001
Attention: Jeremy Winter
Email: jeremy.winter@skadden.com

(b)	If to Ospraie, to:

Ospraie Real Assets Fund LP
c/o Ospraie Management, LLC
411 Theodore Fremd Ave., Suite 240
Rye, NY 10580
Attention:  Scott Baglio
Email: sbaglio@ospraie.com

Section 5.12.   Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 5.13.   Jurisdiction.  Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware.  Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.11 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 5.14.   Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Stockholder may file an original counterpart or a copy of this Section 5.14 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 5.15.   Specific Performance  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law.  Each Party agrees that injunctive relief or other equitable remedy, in addition to any applicable remedies at law or damages, is the appropriate remedy for any such failure to comply with any of the obligations imposed on them by this Agreement and shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

Section 5.16.   Marketing Materials.  The Company grants each of the Stockholders and their respective Affiliates permission to use the Company’s name and logo in marketing materials of such Stockholder or any of its Affiliates.  The Stockholders and their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 5.17.   Adjustments.  All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 5.18.   No Third-Party Beneficiaries.  Except as specifically provided in Section 5.02 and as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties, any rights or remedies hereunder.

Section 5.19.   Indemnification.

(a)          The Company shall indemnify, exonerate and hold the Stockholders and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and other out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the Effective Time (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, or claim arising directly or indirectly out of such Stockholder’s or its other Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its subsidiaries or the actual or alleged act or omission of such Stockholder’s Director nominee(s) including for any alleged act or omission arising out of or in connection with the IPO (other than any such Indemnified Liabilities that arise out of any breach of this Agreement by such Indemnified Party or other related Persons) if such Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Party’s conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Party shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such proceeding was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnity; provided, further, that the Company shall not be obligated to indemnify any Indemnified Party for any Indemnified Liabilities (i) to the extent such Indemnified Liabilities have been paid directly to such Indemnified Party by insurance, (ii) in respect of proceedings or claims initiated or brought voluntarily by such Indemnified Party and not by way of defense, (iii) for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, (iv) on account of any suit in which judgment is rendered against such Indemnified Party for (A) an accounting of profits made from the purchase or sale by such Indemnified Party of securities of the Company pursuant to Section 16(b) of the Exchange Act or similar provisions of any federal, state or local law, (B) any reimbursement of the Company by such Indemnified Party of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Indemnified Party from the sale of securities of the Company, as required in each case under the Exchange Act or any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or (C) the payment to the Company of profits arising from the purchase, sale or other acquisition or transfer by such Indemnified Party of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002, or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason other than the statutory limitations set forth in applicable law, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The rights of any Indemnified Party to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instruction to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the Governing Documents of the Company or constitutive documents of any of its subsidiaries and shall extend to such Indemnified Party’s successors and assigns.

(b)          The Company acknowledges that the Indemnified Parties may have certain rights to indemnification, advancement of expenses or insurance provided by a Stockholder or certain of their respective Affiliates (collectively, the “Stockholder Indemnitors”). The Company hereby (a) agrees that the Company and any Subsidiary that provides indemnity shall be the indemnitor of first resort (i.e., its obligations to an Indemnified Party shall be primary and any obligation of any Stockholder Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Party shall be secondary), (b) agrees that, subject to the limitations set forth in Section 5.19(a) and receipt of a written request including reasonable documentation, it shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and any Indemnified Party, without regard to any rights such Person may have against any Stockholder Indemnitor or their insurers and (c) irrevocably waives, relinquishes and releases the Stockholder Indemnitors from any and all claims against the Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof, except in the case of conduct by a Indemnified Party where such Indemnified Party is not otherwise entitled to indemnification from the Company. Each Indemnified Party hereby undertakes to promptly repay any amounts advanced if, and to the extent that, it shall ultimately be determined that such Indemnified Party is not entitled to indemnification from the Company. The Company shall not be obligated to advance any expenses to any Indemnified Party arising from a lawsuit filed directly by the Company against such Indemnified Party if an absolute majority of the members of the Board of Directors reasonably determines in good faith, within thirty (30) days of such Indemnified Party’s request for advancement, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that such Indemnified Party acted in bad faith; provided that the Company may not avail itself of the right set forth in this sentence as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of such lawsuit, the Company has undergone a Change of Control. If the Company is obligated to advance expenses for any proceeding against an Indemnified Party, the Company, if appropriate, shall be entitled to assume the defense of such proceeding upon delivery to such Indemnified Party of written notice of its election to do so. After delivery of such notice, approval of counsel by such Indemnified Party and retention of such counsel by the Company, the Company will not be liable to such Indemnified Party under this Section 5.19 for any fees of counsel subsequently incurred by such Indemnified Party with respect to the same proceeding, provided that such Indemnified Party shall have the right to employ its own counsel in any such proceeding at such Indemnified Party’s expense. The Company further agrees that no advancement or payment by the Stockholder Indemnitors on behalf of any Indemnified Party with respect to any claim for which such Person has sought indemnification from the Company shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Party against the Company.

(c)          The provisions of this Section 5.19 will survive any termination of this Agreement. Each of the Indemnified Parties shall be a third-party beneficiary of the rights conferred to such Person in this Section 5.19.

Section 5.20.    No More Favorable Agreements.  The Company shall not grant, issue or provide, and shall not enter into any agreement, other than the Electrum Stockholders Agreement, that grants, issues or provides, any other investor, stockholder or person any right, privilege or term that is not included in this Agreement or is more favorable than those granted to the Stockholder in this Agreement without first offering the same right, privilege or term to the Stockholder in writing, and, if the Stockholder elects to have the same right, privilege or term granted to it, the parties hereto shall promptly amend this Agreement to effect the same.

* * *

IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the day and year first above written.

SUNSHINE SILVER MINING & REFINING COMPANY

By:		/s/ Heather White
	Name:	Heather White
	Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

OSPRAIE REAL ASSETS FUND LP

By:	Ospraie Real Assets GP LLC
Its General Partner

By:		/s/ Dwight Anderson
	Name:	Dwight Anderson
	Title:	Managing Member

[Signature Page to Stockholders Agreement]